UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact name of Registrant as Specified in Its Charter)

Maryland (Sotherly Hotels Inc.) Delaware (Sotherly Hotels LP)	001-32379 (Sotherly Hotels Inc.) 001-36091 (Sotherly Hotels LP)	20-1531029 (Sotherly Hotels Inc.) 20-1965427 (Sotherly Hotels LP)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

306 South Henry Street, Suite 100 Williamsburg, Virginia		23185
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (757) 229-5648

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SOHO	The Nasdaq Stock Market LLC
8.0% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHOB	The Nasdaq Stock Market LLC
7.875% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHOO	The Nasdaq Stock Market LLC

8.25% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Sotherly Hotels Inc. ☐ Sotherly Hotels LP ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Sotherly Hotels Inc. ☐ Sotherly Hotels LP ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2025, SOHO Atlanta, LLC (the “Seller”), a Delaware limited liability company and an affiliate of Sotherly Hotels Inc. (“Sotherly” or the “Company”), a Maryland corporation and the sole general partner of Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), entered into a sale, purchase and escrow agreement (the “Agreement”) to sell a portion of its real estate containing the parking garage (the “Parking Garage”), associated with the Georgian Terrace hotel (the “Hotel”), located in Atlanta, Georgia, to Banyan Street Capital LLC, a Delaware limited liability company (the “Buyer”) for a purchase price of $17.75 million. The Company intends to use the net cash proceeds from the sale of the Parking Garage to pay down a portion of the principal balance on the existing mortgage for the Hotel. As previously reported in the Company’s Form 8-K dated June 26, 2025, the Company has received a Notice of Default (the “Notice”) from the special servicer for its mortgage loan secured by the Hotel.

The closing of the sale of the Parking Garage is subject to the waiver or satisfaction of various closing conditions, including (i) a condition related to the completion of a separate reciprocal easement agreement; (ii) a condition related to governmental approvals; (iii) a condition related to the consent of the existing mortgage lender; (iv) the satisfactory completion of a diligence review of the Parking Garage; (v) the accuracy of representations and warranties through closing; and (vi) conditions related to the termination of Parking Garage agreements and leases. The Company expects to consummate the transaction in the fourth quarter of 2025.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which can be identified by words such as: “may,” “will,” “intend,” “plan,” “continue” and similar references to future periods. All statements, other than statements of historical fact, may be forward-looking statements. They are based on current expectations and projections about future events and are therefore subject to risks and uncertainties, which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. Therefore, you should not rely on any of these forward-looking statements. Except as required by law, the Company does not assume any obligation to update the forward-looking information contained in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: July 30, 2025	SOTHERLY HOTELS INC.

	By:	/s/ Anthony E. Domalski
Anthony E. Domalski
Chief Financial Officer
SOTHERLY HOTELS LP

by its General Partner,
SOTHERLY HOTELS INC.

	By:	/s/ Anthony E. Domalski
Anthony E. Domalski
Chief Financial Officer